UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 11, 2013

YTB International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road
Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)
(618) 655-9477

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership

On October 11, 2013, the United States Bankruptcy Court for the Southern District of Illinois in Case Number 13-30325 (Jointly Administered) approved and ordered the sale of all of the assets of YTB International, Inc. and its wholly-owned subsidiaries, YTB, Inc., YTB Travel Network, Inc., Your Travel Biz Worldwide, Inc., YTB Travel Network of Illinois, Inc., and YTB Worldwide Travel, Inc. (collectively, the “YTB Parties”) to Jamraval, Inc. (“Jamraval”) in accordance with the terms of an Amended Asset Purchase Agreement dated September 30, 2013 between the YTB Parties, as sellers, and Jamraval, as buyer (the “Amended APA”). Jamraval assigned its interest as buyer under the Amended APA to its affiliate, YTB Global Travel, Inc. (“YTB Global Travel”).

On October 11, 2013, the YTB Parties and YTB Global Travel closed the transactions contemplated by the Amended APA and all of the assets of the YTB Parties were transferred and assigned to YTB Global Travel.

Item 2.01 Completion of Acquisition or Disposition of Assets

(a) On October 11, 2013, YTB International, Inc. and its wholly-owned subsidiaries, YTB, Inc., YTB Travel Network, Inc., Your Travel Biz Worldwide, Inc., YTB Travel Network of Illinois, Inc., and YTB Worldwide Travel, Inc. (collectively, the “YTB Parties”) completed the disposition of all of the YTB Parties’ assets.

(b) The assets involved in the disposition encompassed all of the assets of each of the YTB Parties.

(c) The acquirer of the assets was YTB Global Travel, Inc. (“YTB Global Travel”). YTB Global Travel is controlled by Kan Hathi and Sam Hathi (the “Hathis”). The Hathis, individually or collectively, also control Vartu, LLC (“Vartu”). Vartu and one or more of the YTB Parties are parties to a Commercial Lease dated February 9, 2011 covering 19.19 acres of undeveloped land in Wood River, Illinois. The Hathis, individually or collectively, also control Wrightwood Finance Group, Inc. (“Wrightwood”). Wrightwood and one or more of the YTB Parties are parties to a Consignment Agreement dated March 23, 2011 covering the acquisition, financing and resale of certain inventories. The Hathis, individually or collectively, also control Wood River Capital, LLC (“Wood River Capital”). Wood River Capital and one or more of the YTB Parties are parties to a Commercial Lease dated March 28, 2011 covering an office building and warehouse used by the YTB Parties and located in Wood River, Illinois. The Hathis, individually or collectively, also control Jamraval, Inc. (“Jamraval”). Jamraval, as lender, and the YTB Parties, as borrowers, are parties to a Debtor-in-Possession Financing Agreement dated March 12, 2013 covering a line of credit financing arrangement.

(d) The consideration given by YTB Global Travel for the assets of the YTB Parties included (i) a closing payment equivalent to $420,000.00, (ii) the obligation to make certain so-called Deferred Payments over the next ten (10) years of up to a maximum additional amount of $3,120,000.00, and (iii) the assumption of certain accounts payable and accrued but unpaid expenses as of the closing date; all of which consideration is subject to adjustment upon certain terms and conditions.

Item 8.01 Other Events

In connection with the matters disclosed above, YTB International, Inc. issued the attached press release on October 11, 2013.

Item 9.01 Financial Statements and Exhibits

Exhibit Number

99.1	Press release annoucing the emergent of YTB International, Inc. dated October 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: October 15, 2013	By:	/s/ Steve Boyd
Name: Steve Boyd
Title: Vice President/Principal Accounting Officer

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